ENERGY INCOME AND GROWTH FUND

                             -----------------------

                            AUCTION AGENCY AGREEMENT

                          dated as of January __, 2005

                                 relating to the

                        Series __ Energy Notes, Due 20__

                                       of

                          ENERGY INCOME AND GROWTH FUND

                      Deutsche Bank Trust Company Americas

                                as Auction Agent


Cover Page


                            AUCTION AGENCY AGREEMENT

     This Auction Agency Agreement (this "Agreement"), dated as of January __, 2005, is between Energy Income and Growth Fund (the "Fund") and Deutsche Bank Trust Company Americas.

     The Fund proposes to issue [____________] aggregate principal amount of Series ___ Energy Notes (the "Energy Notes"), authorized by, and subject to the terms and conditions of the Supplemental Indenture of Trust by and between the Fund and Deutsche Bank Trust Company Americas, in its capacity as trustee (the "Trustee"), dated January __, 2005 (the "Supplemental Indenture"), which supplements the Indenture dated January __, 2005 by and between the Fund and the Trustee.

     The Fund desires that Deutsche Bank Trust Company Americas perform certain duties as agent in connection with each Auction of Energy Notes (in such capacity, the "Auction Agent"), and as the transfer agent, registrar, interest paying agent and redemption agent with respect to the Energy Notes (in such capacity, the "Paying Agent"), upon the terms and conditions set forth in this Agreement, and the Fund hereby appoints Deutsche Bank Trust Company Americas as said Auction Agent and Paying Agent in accordance with those terms and conditions.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Fund and the Auction Agent agree as follows:

I.   DEFINITIONS AND RULES OF CONSTRUCTION.

     1.1  Terms Defined by Reference to the Supplemental Indenture.

     Capitalized terms used herein but not defined herein shall have the respective meanings specified in the Supplemental Indenture.

     1.2  Certain Defined Terms.

     As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "Agent Member" shall mean a member of, or participant in, the Securities Depository that will act on behalf of a Beneficial Owner of one or more Energy Notes or on behalf of a Potential Beneficial Owner.

          (b) "Auction" shall have the meaning specified in Section 2.1 hereof.

          (c) "Auction Procedures" shall mean the procedures as from time to time in effect for conducting Auctions that are set forth in Appendix A of the Supplemental Indenture.

          (d) "Authorized Officer" shall mean each Vice President, Assistant Vice President and Assistant Treasurer of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a written communication from the Auction Agent to the Fund.

          (e) "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent and a broker-dealer substantially in the form attached hereto as Exhibit A.

          (f) "Closing" shall mean the date the Fund consummates the transactions for the issuance and sale of the Energy Notes.

          (g) "Fund Officer" shall mean the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary and each Assistant Treasurer of the Fund and every other officer or employee of the Fund designated as a "Fund Officer" for purposes hereof in a notice from the Fund to the Auction Agent.

          (h) "Holder" means, with respect to Energy Notes, the registered holder of Energy Notes as the same appears on the records of the Fund.

          (i) "Rate Multiple" shall have the meaning assigned to it in Section 2.8.

          (j) "Settlement Procedures" shall mean the Settlement Procedures attached as Exhibit A to the Broker-Dealer Agreement.

          (k) "Supplemental Indenture" shall mean the Supplemental Indenture of Trust by and between the Fund and Deutsche Bank Trust Company Americas, dated January __, 2005, as amended or supplemented.

     1.3  Rules of Construction.

     Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (c) The words "hereof," "herein," "hereto" and other words of similar import refer to this Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

II.  THE AUCTION.

     2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.
          --------------------------------------------------------------

          (a) The Board of Trustees of the Fund has adopted a resolution appointing Deutsche Bank Trust Company Americas as Auction Agent for purposes of the Auction Procedures. The Auction Agent hereby accepts such appointment and agrees that, on each Auction Date, it shall follow (i) the procedures set forth in this Section 2 and (ii) the Auction Procedures for the purpose of determining the Applicable Rate for the Energy Notes for the next Rate Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

          (b) All of the provisions contained in the Auction Procedures and in the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein. In the case of any conflict between the terms of any document incorporated herein by reference and the terms hereof, the terms in this Agreement shall control.

     2.2 Preparation for Each Auction; Maintenance of Registry of Existing Holders.
          --------------------------------------------------------

          (a) As of the date hereof, the Fund shall provide the Auction Agent with a list of the Broker-Dealers and shall deliver to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by each such Broker-Dealer. The Auction Agent shall keep such list current and accurate and shall indicate thereon the identity of each Existing Holder, if any, whose most recent Order was submitted and resulted in such Existing Holder continuing to hold or purchase Energy Notes. Not later than five Business Days prior to any Auction Date for which any change in such list of Broker-Dealers is to be effective, the Fund shall notify the Auction Agent in writing of such change and, if any such change is the addition of a Broker-Dealer to such list, the Fund shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

          (b) In the event that the Auction Date for any Auction shall be changed after the Auction Agent shall have given the notice referred to in clause (vii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent reasonably deems practicable, shall give notice of such change to the Broker-Dealers not later than the earlier of 9:15 a.m. on the new Auction Date or 9:15 a.m. on the old Auction Date.

          (c) The provisions contained in Section 2.04 of the Supplemental Indenture concerning Special Rate Periods and the notification of a Special Rate Period will be followed by the Fund and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this

     Agreement to the same extent as if such provisions were set forth fully herein.

          (d) (i) On each Auction Date, the Auction Agent shall determine the Maximum Rate. Not later than 9:30 a.m. on each Auction Date, the Auction Agent shall notify the Fund and the Broker-Dealers of the Maximum Rate.

              (ii) If the Reference Rate is the applicable "AA" Composite Commercial Paper Rate and such rate is to be based on rates supplied by Commercial Paper Dealers and one or more of the Commercial Paper Dealers shall not provide a quotation for the determination of the applicable "AA" Composite Commercial Paper Rate, the rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealer(s), if any, or, if there are no such Commercial Paper Dealers, by a nationally recognized dealer in commercial paper of such issuers then making such quotations selected by the Fund.

          (e) (i) The Auction Agent shall maintain a current registry of the Existing Holders of the Energy Notes for purposes of each individual Auction based on the information provided to it from time to time by the Broker-Dealer(s). The Fund shall use commercially reasonable efforts to provide or cause to be provided to the Auction Agent within ten Business Days following the date of the Closing a list of the initial Existing Holders of Energy Notes, the number of notes purchased by each such Existing Holder and the respective Broker-Dealer of each such Existing Holder through which such Existing Holder purchased such Energy Notes. The Auction Agent may rely upon, as conclusive evidence of the identities of the Existing Holders, such list, the results of each Auction and notices from any Existing Holder, the Agent Member of any Existing Holder or the Broker-Dealer of any Existing Holder with respect to such Existing Holder's transfer of any Energy Notes to another Person.

          (ii) In the event of any partial redemption of Energy Notes, upon notice by the Fund to the Auction Agent of such partial redemption, the Auction Agent promptly shall request the Securities Depository to notify the Auction Agent of the identities of the Agent Members (and the respective numbers of Energy Notes) from the accounts of which Energy Notes have been called for redemption and the person or department at such Agent Member to contact regarding such redemption. At least two Business Days prior to the Auction preceding the date of redemption, the Auction Agent shall request each Agent Member so identified to disclose to the Auction Agent (upon selection by such Agent Member of the Existing Holders whose Energy Notes are to be redeemed) the number of Energy Notes of each such Existing Holder, if any, to be redeemed by the Fund, provided that the Auction Agent has been furnished with the name and telephone number of a person or department at such Agent Member from which it is to request such information. In the absence of receiving any such information with respect to an Existing Holder, from such Existing Holder's Agent Member or otherwise, the Auction Agent may continue to treat such Existing Holder as having ownership of the number of Energy Notes shown in the Auction Agent's registry of Existing Holders.

          (iii) The Auction Agent shall register a transfer of the ownership of Energy Notes from an Existing Holder to another Existing Holder, or to another Person if permitted by the Fund, only if (A) such transfer is made pursuant to an Auction or (B) if such transfer is made other than pursuant to an Auction, the Auction Agent has been notified of such transfer in writing, in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreement, by such Existing Holder or by the Agent Member of such Existing Holder only to or through a Broker-Dealer that has entered into a Broker-Dealer Agreement with the Auction Agent and the Fund or other persons as the Fund permits. The Auction Agent is not required to accept any notice of transfer delivered for an Auction unless it is received by the Auction Agent by 3:00 p.m. on the Business Day preceding the Auction. The Auction Agent shall rescind a transfer made on the registry of the Existing Holders of any Energy Notes if the Auction Agent has been notified in writing, in a notice substantially in the form of Exhibit D to the Broker-Dealer Agreement, by the Agent Member or the Broker-Dealer of any Person that (i) purchased any Energy Notes and the seller failed to deliver such Energy Notes or (ii) sold any Energy Notes and the purchaser failed to make payment to such Person upon delivery to the purchaser of such Energy Notes.

          (f) The Auction Agent may, but shall have no obligation to, request that the Broker-Dealers, as set forth in Section 3.2(c) of the Broker-Dealer Agreements, provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are Beneficial Owners of Energy Notes. The Auction Agent shall keep confidential any such information and shall not disclose any such information so provided to any Person other than the relevant Broker-Dealer and the Fund, provided that the Auction Agent reserves the right to disclose any such information if
     (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure or (b) it is advised by its counsel in writing that its failure to do so would be unlawful.

     2.3  Auction Schedule.
          -----------------

     The Auction Agent shall conduct Auctions on the Business Day immediately prior to the start of each Rate Period in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to each Broker-Dealer. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

Time                                Event
-----------------------------       --------------------------------------------
By 9:30 a.m.                        The Auction Agent shall advise the Fund and
                                    the Broker-Dealers of the Reference Rate and the Maximum Rate as set forth in Section
                                    2.2(d)(i) hereof.

9:30 a.m. - 1:00 p.m.               The Auction Agent shall assemble information
                                    communicated to it by Broker-Dealers as
                                    provided in Section 2 of Appendix A of the Supplemental Indenture. Submission deadline is 1:00 p.m.

Not earlier than 1:00 p.m.          The Auction Agent shall make determinations
                                    pursuant to Section 3 of Appendix A of the Supplemental Indenture.

By approximately 3:00 p.m.          The Auction Agent shall advise the Fund of
                                    the results of the Auction as provided in
                                    Section 3(b) of Appendix A of the
                                    Supplemental Indenture. Submitted Bid Orders and Submitted Sell Orders will be accepted and rejected in whole or in part and Energy
                                    Notes will be allocated as provided in
                                    Section 4 of Appendix A of the Supplemental
                                    Indenture.

                                    The Auction Agent shall give notice of the Auction results as set forth in Section 2.4 hereof.

     The Auction Agent will follow the Bond Market Association's Market Practice U.S. Holiday Recommendations for shortened trading days for the bond markets (the "BMA Recommendation") unless the Auction Agent is instructed otherwise. In the event of a BMA Recommendation on an Auction Date, the Submission Deadline will be 11:30 a.m., instead of 1:00 p.m., and as a result the notice set forth in Section 2.4 will occur earlier.

     2.4  Notice of Auction Results.
          --------------------------

     The Auction Agent will advise each Broker-Dealer who submitted a Bid or Sell Order in an Auction whether such Bid or Sell Order was accepted or rejected in whole or in part and of the Applicable Rate for the next Rate Period for the related Energy Notes by telephone or other electronic means acceptable to the parties. The Auction Agent, unless instructed otherwise in writing by the Fund, is authorized to release the Winning Bid Rate after each auction for public dissemination.

     2.5  Broker-Dealers.
          ---------------

          (a) Not later than 3:00 p.m. on each Interest Payment Date, the Auction Agent after each Auction will pay to each Broker-Dealer, from funds provided by the Fund, a service charge in the amount equal to: (i) in the case of any Auction immediately preceding a Rate Period of less than one year, the product of (A) a fraction the numerator of which is the number of days in the Rate Period (calculated by counting the first day of such Rate Period but excluding the last day thereof) and the denominator of which is 360, times (B) 1/4 of 1%, times (C) $25,000 times (D) the sum of the aggregate number of Energy Notes placed by such Broker-Dealer, or (ii) the amount mutually agreed upon by the Fund and the Broker-Dealers in the case of any Auction immediately preceding a Rate Period of one year or longer. For the purposes of the preceding sentence, the Energy Notes shall be placed by a Broker-Dealer if such notes were (1) the subject of Hold Orders deemed to have been submitted to the Auction Agent by the Broker-Dealer and were acquired by the Broker-Dealer for its own account or were acquired by the Broker-Dealer for its customers who are Beneficial Owners or (2) the subject of an order submitted by the Broker-Dealer that is (a) a Submitted Bid of an Existing Holder that resulted in the Existing Holder continuing to hold the notes as a result of the Auction or (b) a Submitted Bid of a Potential Holder that resulted in the Potential Holder purchasing the notes as a result of the Auction or (3) a valid Hold Order. For the avoidance of doubt, only one Broker-Dealer shall be considered to have placed a particular Energy Note at any particular Auction for purposes of this
     Section 2.5(a).

          (b) The Fund shall not designate any Person to act as a Broker-Dealer, or permit an Existing Holder or a Potential Beneficial Owner to participate in Auctions through any Person other than a Broker-Dealer, without the prior written approval of the Auction Agent, which approval shall not be withheld unreasonably. Notwithstanding the foregoing, the Fund may designate an Affiliate or Lehman Brothers Inc. to act as a Broker-Dealer.

          (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Fund.

          (d) Subject to Section 2.5(b) hereof, the Auction Agent from time to time shall enter into such Broker-Dealer Agreements as the Fund shall request in writing.

          (e) The Auction Agent shall maintain a list of Broker-Dealers.

     2.6 Ownership of Energy Notes and Submission of Bids by the Fund and Its Affiliates.
          ----------------------------------------------------------------

     Neither the Fund nor any Affiliate of the Fund may submit an Order in any Auction, except that an Affiliate of the Fund that is a Broker-Dealer may submit an Order. The Fund shall notify the Auction Agent if the Fund or, to the best of the Fund's knowledge, any Affiliate of the Fund becomes a Beneficial Owner of any Energy Notes. The restrictions in this Section 2.6 shall in no way limit the activities of the Auction Agent. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.6.

     2.7  Access to and Maintenance of Auction Records.
          ---------------------------------------------

     The Auction Agent shall afford to the Fund, its agents, independent public accountants and counsel, at reasonable times during normal business hours, to review and make extracts or copies of (at the Fund's sole cost and expense), access to all books, records, documents and other information concerning the conduct and results of Auctions, provided that any such agent, accountant or counsel shall furnish the Auction Agent with a letter from the Fund requesting that the Auction Agent afford such person access. The Auction Agent shall maintain records relating to any Auction for a period of at least six years after such Auction, and such records, in reasonable detail, shall reflect accurately and fairly the actions taken by the Auction Agent hereunder. The Fund agrees to keep confidential any information regarding the customers of any Broker-Dealer received from the Auction Agent in connection with this Agreement or any Auction, and shall not disclose such information or permit the disclosure of such information without the prior written consent of the applicable Broker-Dealer to anyone except such agent, accountant or counsel engaged to audit or review the results of Auctions as permitted by this Section 2.7. The Fund reserves the right to disclose any such information if it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having authority to compel such disclosure, or if it is advised by its counsel that its failure to do so would be unlawful. Any such agent, accountant or counsel, before having access to such information, shall agree to keep such information confidential and not to disclose such information or permit disclosure of such information without the prior written consent of the applicable Broker-Dealer, provided that such agent, accountant or counsel may reserve the right to disclose any such information if it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having authority to compel such disclosure, or if it is advised by its counsel that its failure to do so would be unlawful.

     2.8  Information Concerning Rates.
          -----------------------------

     If there is any change in the credit rating of Energy Notes by a rating agency (or substitute or successor rating agencies) then rating the Energy Notes that results in any change in the applicable percentage of the "AA" Composite Commercial Paper Rate used to determine the Maximum Rate for Energy Notes (the "Rate Multiple"), the Fund shall notify the Auction Agent of such change in the Rate Multiple prior to the Auction Date. In determining the Maximum Rate on any Auction Date, the Auction Agent shall be entitled to rely on the last Rate Multiple for Energy Notes of which it has most recently received notice from the Fund.

III. THE AUCTION AGENT AS PAYING AGENT.

     3.1  The Paying Agent.
          -----------------

         The Board of Trustees of the Fund has adopted resolutions appointing Deutsche Bank Trust Company Americas as Auction Agent and Paying Agent. The Paying Agent hereby accepts such appointment and agrees to act in accordance with its standard procedures and the provisions of the Supplemental Indenture which are specified herein with respect to the Energy Notes and as set forth in this Section 3.

     3.2  The Fund's Notices to the Paying Agent.
          ---------------------------------------

     Whenever any Energy Notes are to be redeemed, the Fund shall mail a Notice of Redemption by first-class mail, postage prepaid, to each Holder of Energy Notes being redeemed and to the Paying Agent pursuant to Section 2.03(b) of the Supplemental Indentures.

     3.3  The Fund to Provide Funds for Interest and Redemptions.
          -------------------------------------------------------

          (a) Not later than 3:00 p.m. on the Business Day preceding each Interest Payment Date, the Fund shall deposit with the Paying Agent an aggregate amount of Federal funds or similar same-day funds equal to the declared interest to be paid to Holders on such Interest Payment Date and shall give the Paying Agent irrevocable instructions to apply such funds to the payment of such interest on such Interest Payment Date.

          (b) If the Fund shall give a Notice of Redemption, then by 12:00 noon on the date fixed for redemption, the Fund shall deposit in trust with the Paying Agent an aggregate amount of Federal funds or similar same-day funds sufficient to redeem such Energy Notes called for redemption and shall give the Paying Agent irrevocable instructions and authority to pay the redemption price to the Holders of Energy Notes called for redemption upon surrender of the certificate or certificates therefor.

     3.4  Disbursing Interest and Redemption Price.
          -----------------------------------------

     After receipt of the Federal funds or similar same-day funds and instructions from the Fund described in Section 3.3 above, the Paying Agent shall pay to the Holders (or former Holders) entitled thereto (i) on each corresponding Interest Payment Date, interest on the Energy Notes, and (ii) on any date fixed for redemption, the redemption price of any Energy Notes called for redemption. The amount of interest for any Rate Period to be paid by the Paying Agent to Holders will be determined by the Fund as set forth in Section
2.02 of the Supplemental Indenture. The redemption price to be paid by the Paying Agent to the Holders of any Energy Notes called for redemption will be determined as set forth in Section 2.03 of the Supplemental Indenture. The Paying Agent shall have no duty to determine the redemption price and may rely conclusively on the amount thereof set forth in the Notice of Redemption.

IV.  THE PAYING AGENT AS TRANSFER AGENT AND REGISTRAR.

     4.1  Original Issue of Energy Note Authentication Certificates.
          ----------------------------------------------------------

     On the Date of Original Issue for any Energy Note, one certificate for Energy Notes shall be issued by the Fund and registered in the name of Cede & Co., as nominee of the Securities Depository, and countersigned by the Paying Agent.

     4.2  Registration of Transfer or Exchange of Energy Notes.
          -----------------------------------------------------

     Except as provided in this Section 4.2, the Energy Notes shall be registered solely in the name of the Securities Depository or its nominee. If the Securities Depository shall give notice of its intention to resign as such, and if the Fund shall not have selected a substitute Securities Depository acceptable to the Paying Agent prior to such resignation, then, upon such resignation of the Securities Depository, the Energy Notes, at the Fund's request and expense, may be registered for transfer or exchange, and new certificates thereupon shall be issued in the name of the designated transferee or transferees, upon surrender of the old certificate in form deemed by the Paying Agent to be properly endorsed for transfer with (a) all necessary endorsers' signatures guaranteed in such manner and form and by such guarantor as the Paying Agent may reasonably require, (b) such assurances as the Paying Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and (c) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes in connection with any registration of transfer or exchange or funds necessary for the payment of such taxes. If there is no Securities Depository, at the Fund's option and upon its receipt of such documents as it deems appropriate, any Energy Notes may be registered in the register in the name of the Beneficial Owner thereof, and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates thereof upon transfer or exchange thereof at the Fund's expense.

     4.3  Removal of Legend.
          ------------------

     Any request for removal of a legend indicating a restriction on transfer from a certificate evidencing Energy Notes shall be accompanied by an opinion of counsel stating that such legend may be removed and such Energy Notes may be transferred free of the restriction described in such legend, said opinion to be delivered under cover of a letter from a Fund Officer authorizing the Paying Agent to remove the legend on the basis of said opinion.

     4.4  Lost, Stolen or Destroyed Authenticating Certificates.
          ------------------------------------------------------

     The Paying Agent shall, at the Holder's expense, issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Fund and by the Paying Agent, subject at all times to provisions of law, the Supplemental Indenture governing such matters and resolutions adopted by the Fund with respect to lost, stolen or destroyed securities. The Paying Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Fund to the Paying Agent to issue a replacement or new certificate pursuant to this Section
4.4 shall be deemed to be a representation and warranty by the Fund to the Paying Agent that such issuance will comply with provisions of applicable law and the Supplemental Indenture and resolutions of the Fund.

     4.5  Disposition of Canceled Certificates; Record Retention.
          -------------------------------------------------------

     The Paying Agent shall retain certificates which have been canceled and any accompanying documentation thereto in accordance with applicable rules and regulations of the Securities and Exchange Commission (the "Commission") for at least six calendar years from the date of such cancellation. The Paying Agent, upon written request by the Fund, shall afford to the Fund, its agents and counsel access at reasonable times during normal business hours to review and make extracts or copies (at the Fund's sole cost and expense) of such certificates and accompanying documentation. Upon the expiration of this six-year period, the Paying Agent, upon written request by the Fund, shall deliver to the Fund the canceled certificates and any accompanying documentation. In the event that the Commission requests that any or all such records be furnished to it, the Paying Agent shall provide the Fund with prompt written notice of such request so that the Fund may appeal such request and the Paying Agent shall cooperate with the Fund in any such appeal. In the event that such appeal is unsuccessful, the Paying Agent shall be permitted to furnish to the Commission, either at its principal office or at any regional office, complete, correct and current hard copies of any and all records that were requested by the Commission provided that the Paying Agent shall exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to such records. Thereafter, such records shall not be destroyed by the Fund without the approval of the Paying Agent, which approval shall not be withheld unreasonably, but will be safely stored for possible future reference.

     4.6  Register.
          ---------

     The Paying Agent shall maintain the register, which shall contain a list of the Holders, the number of Energy Notes held by each Holder and the address of each Holder. The Paying Agent shall record in the register any change of address of a Holder upon notice by such Holder. In case of any written request or demand for the inspection of the register or any other books of the Fund in the possession of the Paying Agent, the Paying Agent will notify the Fund and secure instructions as to permitting or refusing such inspection. The Paying Agent reserves the right, however, to exhibit the register or other records to any person in case it is (a) ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure or (b) advised by its counsel that its failure to do so would be unlawful.

     4.7  Return of Funds.
          ----------------

     Any funds paid to the Paying Agent for the payment of interest but not applied to the payment of interest, including interest earned on such moneys, will, to the extent permitted by law, be repaid to the Fund at the end of 90 days from the date on which such moneys were to have been so applied. Upon written request, the Fund shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of (i) the aggregate redemption price of the Energy Notes called for redemption on such date and (ii) such other amounts, if any, to which Holders of Energy Notes called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of two (2) years from such redemption date shall, to the extent permitted by law, be paid to the Fund upon its written request. Funds, while deposited with the Auction Agent, will be held in trust for the payment of the applicable interest, redemption price or, as may be applicable under the Supplemental Indenture, other charges.

V.   REPRESENTATIONS AND WARRANTIES.

     5.1  Representations and Warranties of the Fund.
          -------------------------------------------

     The Fund represents and warrants to the Auction Agent that:

          (a) the Fund has been duly organized and is validly existing as a business trust under the laws of the Commonwealth of Massachusetts, and has full power to execute and deliver this Agreement and to authorize, create and issue the Energy Notes;

          (b) the Fund is registered with the Commission under the 1940 Act as a closed-end, diversified, management investment company;

          (c) this Agreement has been duly and validly authorized, executed and delivered by the Fund and constitutes the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

          (d) the form of the certificate evidencing the Energy Notes complies with all applicable state and federal laws;

          (e) the Energy Notes have been duly and validly authorized by the Fund and, upon completion of the initial sale of the Energy Notes and receipt of payment therefor, will be validly issued by the Fund, fully paid and nonassessable;

          (f) at the time of the offering of the Energy Notes, the Energy Notes offered will be registered under the Securities Act and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this Agreement or will be required in connection with the issuance of the Energy Notes, except such action as required by applicable state securities laws;

          (g) the execution and delivery of this Agreement and the issuance and delivery of the Energy Notes do not and will not conflict with, violate or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Declaration of Trust, any order or decree of any court or public authority having jurisdiction over the Fund or any mortgage, indenture, contract, agreement or undertaking to which the Fund is a party or by which it is bound the effect of which conflict, violation, breach or default would be material to the Fund; and

          (h) no taxes are payable upon or in respect of the execution of this Agreement or will be payable upon or in respect of the issuance of the Energy Notes.

     5.2  Representations and Warranties of the Auction Agent.
          ----------------------------------------------------

     The Auction Agent represents and warrants to the Fund that:

          (a) the Auction Agent is duly organized and is validly existing as a banking corporation in good standing under the laws of the State of New York and has the corporate power to enter into and perform its obligations under this Agreement; and

          (b) this Agreement has been duly and validly authorized, executed and delivered by the Auction Agent and constitutes the legal, valid and binding obligation of the Auction Agent, enforceable against the Auction Agent in accordance with its terms, subject only to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

VI.  THE AUCTION AGENT.

     6.1  Duties and Responsibilities.
          ----------------------------

          (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any Person.

          (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

          (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     6.2  Rights of the Auction Agent.
          ----------------------------

          (a) The Auction Agent may rely conclusively upon, and shall be fully protected in acting or refraining from acting in accordance with, any communication authorized by this Agreement and any proper written instruction, notice, request, direction, consent, report, certificate or other instrument, paper or document reasonably believed by it to be genuine and appropriately authorized. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent reasonably believes in good faith, after reasonable inquiry, to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Fund or with the Broker-Dealers or with both.

          (b) The Auction Agent may consult with counsel of its choice, and the advice of such counsel, shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Auction Agent hereunder in good faith and in reasonable reliance thereon.

          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder. Unless otherwise instructed by the Fund in writing, the Auction Agent (i) shall not be obligated to invest any money received by it hereunder and (ii) shall be under no liability for interest on any money received by it hereunder.

          (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

          (e) The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; acts of terrorism; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

          (f) The Auction Agent shall not be required to, and does not, make any representations as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own and those of its authorized officers.

          (g) Any corporation into which the Auction Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Auction Agent shall be a party, or any corporation succeeding to the dealing and trading business of the Auction Agent shall be the successor of the Auction Agent hereunder, with the consent of the Fund but without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where any instrument of transfer or assignment may be required by law to effect such succession, anything herein to the contrary notwithstanding.

          (h) All the rights, privileges, immunities and protections granted to the Auction Agent herein are deemed granted to the Paying Agent and Deutsche Bank Trust Company Americas in any of the capacities it undertakes in connection with this Agreement.

          (i) Whenever in the administration of the provisions of this Agreement, the Auction Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Auction Agent, be deemed to be conclusively proved and established by a certificate describing such action as requested by the Fund or the Broker Dealer, signed by the Fund or the Broker Dealer, respectively, and delivered to the Auction Agent and such certificate, in the absence of negligence or bad faith on the part of the Auction Agent, shall be full warrant to the Auction Agent for any action taken or omitted by it under the provisions of this Agreement upon the faith thereof. Upon receipt of any such certificate signed by the Fund or the Broker-Dealer, the Auction Agent shall promptly provide a copy of said certificate to the Broker-Dealer or the Fund, respectively. The Auction Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement, order, approval or other paper or document furnished by the Fund or the Broker-Dealer, except to the extent that such failure to investigate would be deemed negligent.

     6.3  Compensation, Expenses and Indemnification.
          -------------------------------------------

          (a) The Fund shall pay to the Auction Agent from time to time reasonable compensation for all services rendered by it under this Agreement and under the Broker-Dealer Agreements as shall be set forth in a separate writing signed by the Fund and the Auction Agent, subject to adjustments if the Energy Notes no longer are held of record by the Securities Depository or its nominee or if there shall be such other change as shall increase or decrease materially the Auction Agent's obligations hereunder or under the Broker-Dealer Agreements.

          (b) The Fund shall reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of this Agreement and of the Broker-Dealer Agreements (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any expense, disbursement or advance attributable to the Auction Agent's negligence or bad faith, upon submission to the Fund of reasonable documentation thereof. In no event shall the Auction Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (c) The Fund shall indemnify the Auction Agent and its officers, directors, employees and agents for, and hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Auction Agent arising out of or in connection with its agency under this Agreement and under the Broker-Dealer Agreements, including the costs and expenses of defending themselves against any claim of liability in connection with their exercise or performance of any of their duties hereunder and thereunder, except such as may result from its negligence or bad faith.

     6.4  Auction Agent's Disclaimer.
          ---------------------------

     The Auction Agent makes no representation as to the validity or adequacy of the Agreement, the Broker Dealer Agreements or the Energy Notes except to the extent otherwise set forth in Section 5.2 and except that the Auction Agent hereby represents that the Agreement has been duly authorized, executed and delivered by the Auction Agent and constitutes a legal and binding obligation of the Auction Agent.

VII. MISCELLANEOUS.

     7.1  Term of Agreement.
          ------------------

          (a) The term of this Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Fund may terminate this Agreement at any time by so notifying the Auction Agent, provided that, if any Energy Notes remain outstanding, the Fund shall have entered into an agreement with a successor auction agent. The Auction Agent may terminate this Agreement (i) upon prior notice to the Fund on the date specified in such notice, which date shall be no earlier than 45 days after delivery of such notice or (ii) upon prior notice to the Fund on the date specified in such notice if the Fund shall have failed to pay the amounts due the Auction Agent in connection with its agency under this Agreement and under the Broker-Dealer Agreements within 30 days of invoice. If the Auction Agent terminates this Agreement while any Energy Notes remain outstanding, the Fund shall use its best efforts to enter into an agreement with a successor auction agent containing substantially the same terms and conditions as this Agreement.

          (b) Except as otherwise provided in this Section 7.1(b), the respective rights and duties of the Fund and the Auction Agent under this Agreement shall cease upon termination of this Agreement. The Fund's representations, warranties, covenants and obligations to the Auction Agent under Sections 5.1 and 6.3 hereof shall survive the termination hereof. The Auction Agent's representations, warranties, covenants and obligations under Section 5.2 hereof shall survive the termination hereof. Upon termination of this Agreement, the Auction Agent shall (i) resign as Auction Agent under the Broker-Dealer Agreements, (ii) at the Fund's written request, deliver promptly to the Fund or to another authorized party copies of all books and records maintained by it in connection with its duties hereunder, and (iii) at the written request of the Fund, transfer promptly to the Fund or to any successor auction agent any funds deposited by the Fund with the Auction Agent (whether in its capacity as Auction Agent or as Paying Agent) pursuant to this Agreement which have not been distributed previously by the Auction Agent in accordance with this Agreement.

     7.2  Communications.
          ---------------

     Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

If to the Fund,
addressed to:

Attn:  W. Scott Jardine
First Trust Portfolios, L.P.
1001 Warrenville Road, Suite 300
Lisle, IL  60532

Telephone: (630) 241-8798
Facsimile:  (630) 322-7437


If to the Auction Agent,
addressed to:

Deutsche Bank Trust Company Americas
[Corporate Trust & Agency Services
60 Wall Street
New York, NY 10005
Mail Stop NYC60 2715

Telephone:  (212) 250-6645
Facsimile:  (212) 797-8600]

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein.

Communications shall be given on behalf of the Fund by a Fund Officer and on behalf of the Auction Agent by an Authorized Officer.

     7.3  Entire Agreement.
          -----------------

     This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof, except for written agreements relating to the compensation of the Auction Agent.

     7.4  Benefits.
          ---------

     Nothing herein, express or implied, shall give to any Person, other than the Fund, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

     7.5  Amendment; Waiver.
          ------------------

          (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

          (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     7.6  Successors and Assigns.
          -----------------------

     This Agreement shall be binding upon, inure to the benefit of and be enforceable by, the respective successors and permitted assigns of each of the Fund and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party, which consent shall not be withheld unreasonably.

     7.7  Severability.
          -------------

     If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

     7.8  Execution in Counterparts.
          --------------------------

     This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     7.9  Governing Law, Jurisdiction, Waiver of Trial By Jury.
          -----------------------------------------------------

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF

RELATING TO CONFLICTS OF LAW, OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK). THE PARTIES AGREE HERETO THAT ALL ACTIONS AND PROCEEDINGS ARISING OUT OF THIS AUCTION AGENCY AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK.

     EACH PARTY WAIVES ANY OBJECTION THAT IT MAY HAVE THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK AND STATE OF NEW YORK WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME. EACH OF THE PARTIES HERETO ALSO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     7.10 Limitation of Liability.
          ------------------------

     A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement has been executed on behalf of the Fund by an officer of the Fund in such capacity and not individually and the obligations of the Fund under this Agreement are not binding upon such officer or any of the trustees or the shareholders of the Fund individually but are binding only upon the assets and property of the Fund.



                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                     ENERGY INCOME AND GROWTH FUND


                                     By:_______________________________________
                                        Name:
                                        Title:




                                     DEUTSCHE BANK TRUST COMPANY AMERICAS


                                     By:_______________________________________
                                        Name:
                                        Title:

                                    EXHIBIT A

                         FORM OF BROKER-DEALER AGREEMENT